Exhibit 10.1

                               NBC HOLDINGS CORP.

                           2005 RESTRICTED STOCK PLAN


1.      PURPOSE

        This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to remain employees of the Company and to promote the success of the Company's business.

2.      DEFINITIONS

        As used in this Plan, the following terms shall have the following meanings:

        2.1. AFFILIATE means any corporation, partnership, individual, limited liability company, business trust or other entity controlling, controlled by or under common control with the Company.

        2.2. AWARD means any grant or sale of Restricted Stock.

        2.3. AWARD AGREEMENT means any agreement or agreements between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

        2.4. BOARD means the Company's Board of Directors.

        2.5. COMMON STOCK or STOCK means common stock, par value $0.001 per share, of the Company.

        2.6. COMPANY means NBC Holdings Corp., a corporation organized under the laws of the State of Delaware.

        2.7. PARTICIPANT means any holder of an outstanding Award under the Plan.

        2.8. PERSON means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        2.9. PLAN means this 2005 Restricted Stock Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

        2.10. RESTRICTED STOCK means any shares of Common Stock granted or sold to a Participant under an Award that is subject to a Risk of Forfeiture.
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        2.11. RESTRICTION PERIOD means the period of time, established by the
Board in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

        2.12. RISK OF FORFEITURE means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire the Shares at less than their then fair market value, arising because of the occurrence or non-occurrence of specified events or conditions.

        2.13. STOCKHOLDERS AGREEMENT means that certain Stockholders Agreement, dated as of March 4, 2004, by and among the Company and the Stockholders of the Company named therein, as amended and in effect from time to time.

3.      TERM OF THE PLAN

        Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the adoption of the Plan by the Board. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4.      STOCK SUBJECT TO THE PLAN

        At no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 4,200 shares of Common Stock; SUBJECT, HOWEVER, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, if any Award of Restricted Stock is forfeited by the recipient, the shares forfeited by the recipient shall again be available for Awards to be granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.      ADMINISTRATION

        The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.      AUTHORIZATION AND ELIGIBILITY

        Awards may be granted under the Plan to employees, consultants and directors of the Company and its Affiliates. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Board may prescribe. No prospective Participant shall have any rights with respect to an Award or otherwise under the Plan, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.
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7.      SPECIFIC TERMS OF AWARDS

        7.1. RESTRICTED STOCK.

               (a) PURCHASE PRICE. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Board.

               (b) ISSUANCE OF CERTIFICATES. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

        "The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the NBC Holdings Corp. 2005 Restricted Stock Plan and an Award Agreement entered into by the registered owner and NBC Holdings Corp. Copies of such Plan and Agreement are on file in the offices of NBC Holdings Corp."

               (c) ESCROW OF SHARES. The Board may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company or counsel to the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

               (d) RESTRICTIONS AND RESTRICTION PERIOD. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Board may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Board on such basis as it deems appropriate.

               (e) TERMINATION OF ASSOCIATION WITH THE COMPANY. Unless the Board shall provide otherwise for any Award of Restricted Stock or unless otherwise specified in the Award Agreement, upon termination of a Participant's employment or other association with the Company and its Affiliates for any reason during the Restriction Period, all shares of Restricted Stock still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; PROVIDED, HOWEVER, that military or sick leave or other bona fide leave shall not be deemed a

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termination of employment or other association, if it does not exceed the longer of 90 days or, in the case of a Participant who has an employment contract with the Company or one of its Affiliates, the period prior to the termination of such Participant's employment under such contract in connection with such leave or in the case of a Participant that does not have an employment contract with the Company or one of its Affiliates, the period during which the absent Participant's employment rights, if any, are guaranteed by statute.

               (f) LAPSE OF RESTRICTIONS. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant (and the portion of the legend relating to the Plan shall be removed) promptly if not theretofore so delivered.

8.      ADJUSTMENT PROVISIONS

        8.1. ADJUSTMENT FOR CORPORATE ACTIONS. The number of shares of Common Stock set forth in the first sentence of Section 4 reflects the capital structure of the Company as of the date of adoption of this Plan. Subject to
Section 8.2, if subsequent to that time the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section 8) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution or similar event with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in
(i) the maximum numbers and kinds of shares or other securities provided in
Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, and (iii) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

        8.2. RELATED MATTERS. Any adjustment in Awards made pursuant to this
Section 8 shall be determined and made, if at all, only by the Board and shall include any correlative modification of terms, including of dates of vesting or exercisability or Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Board may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be issuable, purchasable or deliverable upon an adjustment of any Award pursuant to this Section 8, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.
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9.      SETTLEMENT OF AWARDS

        9.1. VIOLATION OF LAW. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and
(ii) in the case where such issuance would constitute a violation of a law administered by or a rule or regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

               (a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

               (b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable state securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

        9.2. CORPORATE RESTRICTIONS ON RIGHTS IN STOCK. Any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Common Stock is to be issued pursuant to an Award, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award shall have become a party to and bound by the Stockholders Agreement. Except as otherwise expressly provided in the Plan or any Award Agreement, in the event of any conflict between the provisions of this Plan and the provisions of the Stockholders Agreement, the provisions of the Stockholders Agreement shall control, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

        9.3. INVESTMENT REPRESENTATIONS. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to such Award granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
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        9.4. PLACEMENT OF LEGENDS; STOP ORDERS; ETC. Each certificate for shares of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.3 in addition to any other applicable restriction under the Plan, the terms of the Award and, if applicable, under the Stockholders Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        9.5. TAX CONSEQUENCES.

        (a) WITHHOLDING TAXES. Whenever shares of Common Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such withholding taxes from any payment of any kind otherwise due to the recipient of an Award.

        (b) SECTION 83(B) ELECTION. Each Participant shall deliver to the Company a signed copy of any instrument, letter or other document the Participant may execute and file with the Internal Revenue Service evidencing the Participant's election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended, to treat the Participant's receipt of any Restricted Stock as includable in the Participant's gross income in the year of receipt. The Participant shall deliver a copy of any such instrument of election to the Company no later than the date on which any such election is required to be made in accordance with the appropriate provisions of the Internal Revenue Code or applicable Regulations thereunder.

10.     RESERVATION OF STOCK

        The Company shall at all times during the term of the Plan reserve or otherwise keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.
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11.     NO SPECIAL EMPLOYMENT OR OTHER RIGHTS

        Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate charter, certificate or articles, or by-laws, to the contrary, at any time to terminate such employment or consulting relationship or agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company and its Affiliates.

12.     NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.     TERMINATION AND AMENDMENT OF THE PLAN

        The Board may at any time terminate the Plan or make such modifications to the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award.

        The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

14.     NOTICES AND OTHER COMMUNICATIONS

        Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy sent by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated

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by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of telecopy transmission, when confirmed by telecopy machine report.

15.     GOVERNING LAW

        The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the STATE OF DELAWARE, without regard to the conflict of laws principles thereof.